UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2016

CANTERBURY PARK HOLDING CORPORATION

(Exact name of registrant as specified in charter)

Minnesota	001-37858	47-5349765
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1100 Canterbury Road

Shakopee, Minnesota 55379

(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (952) 445-7223

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Beginning December 5, 2016, Canterbury Park Holding Corporation (the “Company) implemented a restructuring of management to better align the Company’s senior leadership to a new corporate structure approved by the Company’s shareholders in June 2016, as well as to address current revenue trends, operational needs and business growth opportunities (the “Restructuring”). Pursuant to the Restructuring, on December 5, 2016, David C. Hansen’s employment as Chief Financial Officer terminated. Also, as part of the Restructuring, on December 7, 2016, Eric Halstrom’s employment as the Company’s Vice President of Racing terminated.

Effective December 5, 2016, Randall D. Sampson, the Company’s Chief Executive Officer, became the Company’s principal financial officer and principal accounting officer. Mr. Sampson served as the Company’s principal executive officer, principal financial officer and principal accounting officer from 1994 until 2001. As disclosed in the Company’s Proxy Statement for its 2016 Annual Meeting of Shareholders, after graduating from college with a degree in accounting, Mr. Sampson worked for five years in the audit department of Deloitte & Touche where he earned his CPA certification. He subsequently gained experience as a controller of a private company and, thereafter, served as Chief Financial Officer of a public company before becoming one of the three co-founders of Canterbury Park Holding Corporation in 1994. Mr. Sampson will not receive any additional compensation for assuming the duties of principal financial officer and principal accounting officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTERBURY PARK HOLDING CORPORATION

Date: December 9, 2016	By:	/s/ Randall D. Sampson
Randall D. Sampson, President, Chief Executive Officer and Chief Financial Officer